Exhibit 99.1

Aura Biosciences Announces CEO Transition as Company Advances Phase 3 CoMpass Trial Toward Enrollment Completion

Natalie Holles, seasoned industry executive with significant rare disease operational and commercialization experience, appointed Chief Executive Officer and President and member of the Board of Directors

Acceleration in patient screening driving Phase 3 CoMpass trial enrollment to near completion

BOSTON, MA – May 4, 2026 – Aura Biosciences, Inc. (NASDAQ: AURA), a clinical-stage biotechnology company developing precision therapies for solid tumors designed to preserve organ function, today announced that its Board of Directors has appointed Natalie Holles as Chief Executive Officer and President and member of the Board of Directors, effective April 30, 2026. Ms. Holles succeeds Elisabet de los Pinos, Ph.D., the Company’s founder, who stepped down from her roles as Chief Executive Officer and President and member of the Board of Directors on the same date.

The Company also announced that its Phase 3 CoMpass trial with its investigational candidate belzupacap sarotalocan (bel-sar) for the treatment of early choroidal melanoma is nearing enrollment completion. As of today, 86 patients have been enrolled in the study, and more than 25 additional patients have been scheduled or identified for screening through May 2026. With this update, the Company reiterates its guidance to enrollment completion by mid-2026 and topline data from the CoMpass trial in the second half of 2027.

“I am thrilled to join Aura to lead the Company through this next phase of its growth, including Phase 3 trial completion and the potential registration and commercial launch of bel-sar,” said Ms. Holles. “With the potential to bring the first frontline, vision-preserving therapy to patients with early choroidal melanoma, I believe the Company is very well-positioned for meaningful value creation for our patients and shareholders. I look forward to working with this talented team to advance our work toward realizing the full clinical and commercial potential of bel-sar.”

“We are delighted to welcome Natalie as CEO at this important moment for Aura,” said David Johnson, Chairman of the Board of Directors of Aura Biosciences. “Natalie brings significant experience across late-stage development, operations, and rare disease commercialization, making her exceptionally well-suited to lead Aura as we near completion of enrollment in our Phase 3 CoMpass trial and prepare for potential commercialization. On behalf of the Board, I would like to thank Elisabet for her leadership and vision in founding Aura and advancing the Company to this critical point.”

“It has truly been a privilege to found and lead Aura from the ground up and to work alongside such an extraordinary team,” said Dr. de los Pinos. “I am deeply proud of what we have built together—advancing innovation in oncology, our commitment to patients and the field of ocular oncology, and bringing the CoMpass trial to this important stage. As the Company moves into its next phase, I am excited to see it continue to grow and thrive under Natalie’s leadership.”

Ms. Holles has more than 25 years of executive leadership experience spanning corporate strategy, business development, operations and commercialization across multiple therapeutic areas. Prior to joining Aura, Ms. Holles served as Chief Executive Officer of Third Harmonic Bio from August 2021 through December 2025. Before that, she was President and Chief Executive Officer of Audentes Therapeutics, which was acquired by Astellas Pharma in 2020. She joined Audentes as Senior Vice President and Chief Operating Officer in 2015, was an instrumental architect of the Company’s GMP viral vector manufacturing capabilities and was subsequently promoted to President and Chief Operating Officer in 2018, and

then to Chief Executive Officer in 2020. Earlier in her career, Ms. Holles served as Senior Vice President of Corporate Development at Hyperion Therapeutics, which was acquired by Horizon Pharma in 2015, and as Vice President of Business Development at KAI Pharmaceuticals, which was acquired by Amgen in 2012. Ms. Holles holds an A.B. in Human Biology from Stanford University and an M.A. in Molecular, Cellular and Developmental Biology from the University of Colorado, Boulder.

About Bel- sar and Aura’s Ongoing Phase 3 CoMpass Trial in Early Choroidal Melanoma: CoMpass is the first registration-enabling study in early choroidal melanoma. This global, randomized Phase 3 trial is evaluating bel-sar versus a sham control. As of today, 86 patients have been enrolled in the trial and over 25 patients are scheduled or identified for screening through May 2026. The Company continues to expect to complete enrollment by mid-2026, with topline data for the 15-month primary endpoint anticipated in the second half of 2027.

Bel-sar has the potential to become the first frontline vision-preserving therapy in this setting. The Company previously received Orphan Drug Designation from the United States Food and Drug Administration (FDA) and the European Medicines Agency and Fast Track designation from the FDA for the treatment of early choroidal melanoma. The CoMpass trial is under a Special Protocol Assessment agreement with the FDA.

About Aura Biosciences

Aura Biosciences is a clinical-stage biotechnology company focused on developing precision therapies for solid tumors that aim to preserve organ function. Our lead candidate, bel-sar (AU-011), is currently in late-stage development for early choroidal melanoma and in early-stage development in other ocular oncology indications and bladder cancer. Aura Biosciences is headquartered in Boston, MA. Our mission is to grow as an innovative global oncology company that positively transforms the lives of patients.

For more information, visit aurabiosciences.com. Follow us on X, @AuraBiosciences, and visit us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include express or implied statements regarding Aura’s future expectations, plans and prospects, including, without limitation, statements regarding the therapeutic potential of bel-sar for the treatment of multiple cancers; statements regarding Aura’s plans and expectations for its ongoing and future clinical trials of bel-sar in multiple oncology indications, including with respect to clinical trial initiations; statements regarding the timing and plans for the Company’s Phase 3 CoMpass trial in early choroidal melanoma, including enrollment projections and the timing of topline data; statements regarding Aura’s expectations for an improved quality of life of patients after treatment with bel-sar and changes to the treatment paradigm for patients; and statements regarding Aura’s expectations for the estimated patient populations and related market opportunities for bel-sar.

The forward-looking statements in this press release are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Aura’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of Aura’s preclinical and clinical trials may not be predictive of future results in connection with future clinical trials; the risk that early or interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with Aura’s clinical trial designs, even where Aura has obtained agreement with governmental authorities on the design of such trials, such as the Phase 3 special protocol assessment agreement with the U.S. Food and Drug Administration; whether Aura will receive regulatory approvals to conduct trials or to market products; whether Aura’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; Aura’s ongoing and planned preclinical activities; and Aura’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties and other factors include those risks and uncertainties described under the heading “Risk Factors” in Aura’s most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) and in subsequent filings made by Aura with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Aura disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Aura’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Investor and Media Relations Contact:

Alex Dasalla

Head of Investor Relations and Corporate Communications

IR@aurabiosciences.com